Exhibit 99.1
Blackboard Completes Acquisition of NTI Group
WASHINGTON, DC, January 31, 2008 — Blackboard (NASDAQ: BBBB), a leading provider of enterprise software and services to the education community, announced that it has completed the acquisition of privately-held The NTI Group, Inc., a leading provider of mass messaging and notifications solutions for educational and government organizations via voice, email, SMS, and other text-receiving devices.
Blackboard acquired NTI for $182 million in cash and stock, subject to certain adjustments. The final purchase price included approximately $132 million in cash and 1.45 million shares of Blackboard’s common stock, subject to certain adjustments. In addition, up to $17 million in consideration may be paid in stock based on attainment of certain financial targets over the two years following the close of the acquisition.
The acquisition of the NTI Group moves Blackboard into the fast-growing alert and notification market, forecast by Yankee Group to grow to an estimated $1.2 billion in revenue in the United States by 2011, representing a five-year compounded average annual growth rate of over 30 percent. The combination of Blackboard and NTI adds another mission-critical offering to Blackboard’s existing suite of enterprise products and fulfills a key education technology priority. The addition of NTI’s Connect-ED® offering, to be rebranded as Blackboard Connect™, will allow Blackboard to extend its leadership in North American higher education and establish a much more significant presence with U.S. K-12 institutions where NTI has already established a significant client base.
Blackboard retained Wachovia Securities as its financial advisor and Dewey & LeBoeuf as its legal advisor. NTI retained UBS Investment Bank as its financial advisor and Latham and Watkins LLP as its legal advisor.
About Blackboard Inc.
Blackboard is a leading provider of enterprise software and services to the education industry. The Company’s product line consists of five software applications bundled in two suites, the Blackboard Academic Suite™ and the Blackboard Commerce Suite™. Blackboard’s clients include colleges, universities, schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices and staff in North America, Europe, Australia and Asia.
Blackboard
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Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, including statements about future financial performance and the expected benefits of the acquisition and its impact on Blackboard’s financial results in future periods, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing and extent of regulatory review, the ability of Blackboard to integrate the business, operations and personnel of NTI following the acquisition, and the ability of both companies to retain their existing customers and gain new customers before and after the closing of the acquisition. Other factors that could affect the results discussed in our forward-looking statements include those set forth in the “Risk Factors” section of our most recent 10-Q filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of January 31, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to January 31, 2008.
Contact:
Corporate, Investor and Financial Media
Michael J. Stanton
Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
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